UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2012

ZIPREALTY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51002	94-3319956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300
Emeryville, CA 94608
(Address of Principal Executive Offices)
(Zip Code)

510-735-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) On March 29, 2012, the Audit Committee of the Board of Directors of ZipRealty, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. PwC had been the Company’s independent registered public accounting firm since the Company’s inception in 1999. PwC’s audit reports on the Company’s financial statements for the years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2010 and 2011 and through March 29, 2012, there were (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years and (ii) no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided PwC with a copy of the foregoing disclosures and has requested that PwC review such disclosures and provide a letter addressed to the Securities and Exchange Commission (“SEC”) as specified by Item 304(a)(3) of Regulation S-K. A copy of PwC’s letter to the SEC is attached to this report as Exhibit 16.1.

(b) On March 29, 2012, the Audit Committee of the Board of Directors of the Company appointed Moss Adams LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2012. During 2010 and 2011 and through March 29, 2012, the Company did not consult with Moss Adams LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from PricewaterhouseCoopers LLP re change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated:	April 4, 2012	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Vice President and
General Counsel

INDEX TO EXHIBITS

Exhibit	Description
16.1	Letter from PricewaterhouseCoopers LLP re change in certifying accountant